UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

Ondas Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56004	47-2615102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 Old South Rd., #495, Nantucket, MA 02554
(Address of principal executive offices) (Zip Code)

(888) 350-9994

Registrant’s telephone number, including area code:

165 Gibraltar Court, Sunnyvale, California 94089
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONDS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Susan Roberts as Senior Advisor in UAS / Drones

On April 20, 2021, Ondas Holdings Inc. (“Ondas” or the “Company”) issued a press release announcing that Susan Roberts of The 1182 Group has joined the Company as a Senior Advisor, focusing on strategy and business development for Ondas as the company commercializes its FullMAX communications platform for the Unmanned Aerial Systems and Aviation verticals. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit No.	Exhibit Description

99.1	Press release, dated April 20, 2021.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2021	ONDAS HOLDINGS INC.

	By:	/s/ Eric A. Brock
Eric A. Brock
Chief Executive Officer

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